Exhibit 99.1

Symyx Technologies Reports 2005 First Quarter Financial Results

SANTA CLARA, California, April 21, 2005 - Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the first quarter ended March 31, 2005.

Total revenue for the first quarter ended March 31, 2005 was $21.5 million, consisting of $13.4 million in service revenue largely from research collaborations, including the expansion of research with The Dow Chemical Company (“Dow”) under Symyx’s newly commenced alliance with Dow, $2.7 million from Discovery Tools® product sales, including the delivery of automated workflows to Dow and to SSCI, Inc. and $5.4 million in license fees and royalties, including fees from the license of software and royalties from the initial sales of Dow’s VERSIFY™ Plastomers and Elastomers. Comparatively, Symyx reported total revenue of $19.5 million for the first quarter of 2004, including the sale of a Discovery Tools polymorph system to Pfizer, Inc.

For the first quarter of 2005, pro forma income from operations was $3.0 million, compared with $2.8 million in the same period last year.  Pro forma net income was $2.2 million and pro forma diluted earnings per share were $0.07, compared with $2.0 million and $0.06, respectively, in the same period last year. On a GAAP basis, for the first quarter of 2005, income from operations was $2.1 million, compared with $2.8 million in the same period last year, net income was $1.7 million compared with $2.0 million last year and diluted earnings per share were $0.05 compared with $0.06 last year.

Pro forma income from operations for the first quarter 2005 excludes purchase accounting adjustments and other special charges of approximately $0.9 million arising from the acquisition of IntelliChem, Inc., including the revenue impact of the deferred maintenance write-down to fair value, the amortization of intangibles and other merger related expenses. A reconciliation of the pro forma to GAAP financial measures is incorporated below. This information should be read in conjunction with our financial statements prepared under GAAP, which are attached to this release.

Symyx completed the acquisition of Synthematix, Inc. on April 1, 2005, just after the close of the first quarter. Symyx paid approximately $13 million in cash, plus an additional potential payment of up to $4 million based on the achievement of incremental 2005 revenue targets. Symyx also issued options to purchase 23,876 shares of its common stock in exchange for the outstanding unvested options to purchase Synthematix common stock that Symyx assumed at the closing of the merger.

Symyx ended the first quarter of 2005 with $148.2 million in cash, cash equivalents and available-for-sale securities, compared with $136.5 million as of December 31, 2004.

As of the end of the first quarter, Symyx’s intellectual property portfolio included 250 issued patents and 385 patent applications on file worldwide, covering methodology, composition of matter, instrumentation and software. Symyx has three commercialized materials, 13 development candidates and 12 emerging development candidates.

2005 Financial Outlook

Symyx continues to forecast 2005 revenue of $108-118 million. In addition to the $21.5 million of revenue recognized in the first quarter, Symyx has approximately $70 million currently under contract that it expects to recognize during the remaining three quarters of 2005. Symyx continues to forecast pro forma operating income for the year of approximately 20% of revenue and pro forma diluted earnings per share of $0.40-$0.45. Symyx expects to incur approximately $4.7 million of 2005 charges from the amortization of intangible assets and deferred compensation and adjustments from the deferred maintenance write-down to fair value, resulting from the acquisitions of IntelliChem, Inc. and Synthematix, Inc. In addition, Symyx expects to record an in-process research and development charge in the second quarter of approximately $1.6 million, resulting from the acquisition of Synthematix. Symyx expects 2005 diluted earnings per share of $0.29-$0.34 on a GAAP basis.

For the second quarter of 2005, Symyx expects to generate $23-25 million in revenue, including approximately $21 million currently under contract. Symyx forecasts second quarter pro forma diluted earnings per share of $0.06-$0.08. Symyx expects second quarter diluted earnings per share of $0.00-$0.02 on a GAAP basis. Symyx expects to record an in-process research and development charge in the second quarter of approximately $1.6 million, resulting from the acquisition of Synthematix.

Pro Forma Data

We have prepared pro forma data applicable to the quarters ended March 31, 2005 and 2004 to supplement Symyx’s results determined under U.S. generally accepted accounting principles (GAAP).  Symyx uses non-GAAP financial measures in analyzing financial results because they are useful to investors and management in evaluating Symyx’s ongoing operational performance.  These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events, such as those related to the acquisitions of IntelliChem, Inc. and Synthematix, Inc., which might otherwise obscure the results of our core business when compared to our historical performance.  In addition, presentation of these non-GAAP financial measures enables investors to evaluate Symyx’s performance under both the GAAP and pro forma measures that management and the Board of Directors use to evaluate Symyx’s performance.

Where non-GAAP financial measures have been included in this press release, Symyx has provided the comparable GAAP measure and, in the table below, reconciled the non-GAAP to the GAAP measures. Pro forma amounts are not meant as a substitute for financial data determined under applicable GAAP, but are included solely for informational purposes.

Symyx’s non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Symyx’s non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The following table reconciles the non-GAAP financial measures to GAAP (in thousands, except per share amounts):

	Three Months Ended March 31,
	2005			2004
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS

Pro forma	$2,990	$2,247	$0.07	$2,848	$2,007	$0.06

Revenue impact of deferred maintenance write-down	(140)	(140)	(0.01)	—	—	—
Deferred compensation in relation to issuance of stock options in connection with acquisition	(85)	(85)	—	—	—	—
Amortization of intangible assets arising from a business combination	(694)	(694)	(0.02)	—	—	—
Tax effect of above pro forma adjustments	—	374	0.01	—	—	—
GAAP	$2,071	$1,702	$0.05	$2,848	$2,007	$0.06

Conference Call and Webcast

Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, executive vice president and chief financial officer, will host a conference call today at 11:00 am ET, 8:00 am PT, to discuss Symyx’s recent business and financial results and outlook. A slide show presentation will accompany management’s discussion and can be accessed at http://www.Symyx.com.  A question and answer session will follow immediately. The dial-in number for domestic (including Canada) callers is 800-289-0496 and for international callers is 913-981-5519. A replay of the conference call will be available for approximately two weeks from 11:00 am PT on April 21 until 9:00 pm PT on May 5. To access the replay, the domestic (including Canada) dial-in number is 888-203-1112 and the international dial-in number is 719-457-0820, reservation number 4391512. The replay will also be available at http://www.Symyx.com. The conference call and replay are open to all interested parties.

About Symyx

Symyx® develops and applies high-throughput research methods, instrumentation and software to enable accelerated discovery of proprietary materials and processes in the chemical, energy, pharmaceutical, electronics, consumer goods, and automotive industries. Symyx offers these proprietary technologies to customers seeking to transform their research productivity through research collaborations, Discovery Tools sales, and the license of materials, intellectual property, and software. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at http://www.Symyx.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding Symyx’s forecasted revenue, operating income, annual charges, purchase price adjustments and earnings per share for the second quarter of 2005 and the 2005 fiscal year.  These forward-looking statements involve risks, uncertainties and assumptions, including: (1) inaccurate assessment of future demand for Symyx’s software and Discovery Tools; (2) failure to assemble and test the Discovery Tools in a timely manner to ensure customer acceptance; (3) failure to integrate any acquired software products in a manner acceptable to Symyx’s customers; (4) failure to extend existing collaborations; (5) market acceptance of Symyx’s products and services; (6) uncertainties relating to the pace, quality or number of discoveries of new materials; (7) the dependence on collaborators to continue relationships and to successfully commercialize products; (8) uncertainties of patent protection and litigation; (9) future growth strategy, including impact of acquisitions, mergers or other changes in business strategy; (10) general economic conditions in the United States and in major European and Asian markets; (11) exposure to risks associated with export sales and operations; (12) natural disasters, power failures and other disasters; (13) incorrect expectations regarding Symyx’s receipt of royalties, securing additional contracts, revenue and income forecasts; and (14) and other risks that are described from time to time in Symyx’s filings with the Securities and Exchange Commission, (including but not limited to Symyx’s annual report on Form 10-K for the year ended December 31, 2004). If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, Symyx’s results could differ materially from Symyx’s expectations in these statements.  Symyx assumes no obligation, and does not intend to update these forward-looking statements.

##

For More Information:

Jeryl L. Hilleman
Executive Vice President &
Chief Financial Officer
Symyx Technologies, Inc.
(408) 773-4000
ir@Symyx.com

VERSIFY™ is a trademark of The Dow Chemical Company.

SYMYX TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2005	2004
Revenue:
Service revenue	$13,388	$11,247
Product sales	2,679	4,897
License fees and royalties	5,441	3,335
Total revenue	21,508	19,479

Operating expenses:
Cost of products sold	1,368	1,678
Research and development	11,440	10,842
Sales, general and administrative	5,935	4,111
Amortization of intangible assets arising from a business combination	694	—
Total operating expenses	19,437	16,631

Income from operations	2,071	2,848

Interest and other income (expense), net	802	519

Income before income tax expense	2,873	3,367

Income tax expense	1,171	1,360

Net income	$1,702	$2,007

Basic net income per share	$0.05	$0.06

Shares used in computing basic net income per share	32,526	31,798

Diluted net income per share	$0.05	$0.06

Shares used in computing diluted net income per share	34,262	33,848

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)	(note)

Cash, cash equivalents and available-for-sale securities	$148,166	$136,541
Working capital	146,268	142,361
Property, plant and equipment, net	22,385	22,679
Goodwill and other intangible assets, net	23,631	24,397
Total assets	209,419	207,002
Current liabilities	15,489	15,993
Stockholders’ equity	193,930	191,009

NOTE: The selected consolidated balance sheet information at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.